Exhibit 4.4

COLLATERAL PLEDGE

AND SECURITY AGREEMENT

between

WYNN RESORTS FUNDING, LLC,

(as the Pledgor)

and

U.S. BANK NATIONAL ASSOCIATION,

(as the Collateral Agent, the Trustee and the Securities Intermediary)

Dated as of July 7, 2003

COLLATERAL PLEDGE AND SECURITY AGREEMENT

This COLLATERAL PLEDGE AND SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Pledge Agreement”) is made and entered into as of July 7, 2003 between Wynn Resorts Funding, LLC, a Nevada limited liability company (the “Pledgor”), and U.S. Bank National Association as (i) the trustee (in such capacity, the “Trustee”) for the Holders of the Debentures issued by Wynn Resorts, Limited, a Nevada corporation (“Wynn Resorts”), under the Indenture, (ii) the collateral agent for the Trustee and the Holders (in such capacity, the “Collateral Agent”) and (iii) the “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC or, in respect of any Book-Entry Security, in the Federal Book-Entry Regulations (in such capacity, the “Securities Intermediary”) (all capitalized terms used but not defined in this preamble are defined below).

W I T N E S S E T H:

WHEREAS, Wynn Resorts, Deutsche Bank Securities Inc. and SG Cowen Securities Corporation (Deutsche Bank Securities Inc. and SG Cowen Securities Corporation together the “Initial Purchasers”) are parties to a Purchase Agreement dated June 30, 2003 (the “Purchase Agreement”), pursuant to which Wynn Resorts will issue and sell to the Initial Purchasers $200,000,000 aggregate principal amount of Convertible Subordinated Debentures due 2015 (plus an additional $50,000,000 aggregate principal amount if the Initial Purchasers exercise in full their purchase option set forth in Section 2(b) of the Purchase Agreement) (collectively, the “Debentures”);

WHEREAS, Wynn Resorts, the Pledgor and the Trustee have entered into that certain indenture dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Indenture”), pursuant to which, among other things, Wynn Resorts is issuing the Debentures on the date hereof and the Pledgor is guaranteeing the Debentures on a senior secured basis;

WHEREAS, pursuant to and subject to the terms of the Indenture, as of the Closing Time or the relevant Date of Delivery, as the case may be, the Pledgor is required, with proceeds of the Debentures contributed to the Pledgor by Wynn Resorts, to purchase, or cause the purchase of, and pledge to the Collateral Agent for the benefit of the Trustee and the holders (the “Holders”) of the Debentures, U.S. Government Obligations in such amount that will be sufficient, accounting for scheduled interest and principal payments of such U.S. Government Obligations, to provide for cash payment in full when due of the first six scheduled interest payments on the Debentures (i.e., sufficient to provide for cash payment in full when due of scheduled interest payments due on the Debentures during the period from Closing Time up to and including July 15, 2006)(the “Collateralized Obligations”);

WHEREAS, the Pledgor and the Securities Intermediary have established account number 33543801 at the Securities Intermediary’s office at 180 East 5th Street, St. Paul, Minnesota 55101 in the name of the Pledgor, designated as “Wynn Resorts Funding, LLC Collateral Account, subject to the security interest of U.S. Bank National Association, as the Collateral Agent” (together with any successor accounts, the “Collateral Account”); and

WHEREAS, it is a condition to the purchase of the Debentures by the Initial Purchasers that the Pledgor purchase, or cause the purchase of, the Pledged Securities and deposit such Pledged Securities into the Collateral Account to be held therein subject to the terms of this Pledge Agreement and grant the security interest contemplated by this Pledge Agreement.

NOW, THEREFORE, in consideration of the premises herein contained, and to induce the Initial Purchasers to purchase the Debentures, the Pledgor, the Trustee, the Securities Intermediary and the Collateral Agent hereby agree, for the benefit of the Initial Purchasers and for the ratable benefit of the Trustee and the Holders, as follows:

SECTION 1. Definitions; Appointment; Deposit and Investment.

1.1 Definitions.

(a) Unless otherwise defined in this Pledge Agreement, terms defined or referenced in the Indenture are used in this Pledge Agreement as such terms are defined or referenced therein.

(b) Unless otherwise defined in the Indenture or in this Pledge Agreement, terms defined in the UCC and/or the Federal Book-Entry Regulations are used in this Pledge Agreement as such terms are defined in the UCC or the Federal Book-Entry Regulations, as applicable.

(c) In this Pledge Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Additional Pledged Securities” has the meaning specified in Section 1.3.

“Book-Entry Security” has the meaning specified in the applicable Federal Book-Entry Regulation for “book-entry securities”.

“Closing Time” has the meaning specified in Section 2(c) of the Purchase Agreement.

“Collateral” has the meaning specified in Section 1.3.

“Collateral Account” has the meaning specified in the recitals hereto.

“Collateral Agent” has the meaning specified in the preamble hereto.

“Collateralized Obligations” has the meaning specified in the recitals hereto.

“Date of Delivery” has the meaning specified in Section 2(b) of the Purchase Agreement.

“Debentures” has the meaning specified in the recitals hereto.

“Entitlement Holder” has the meaning specified in Section 8-102(a)(7) of the UCC or, in respect of any Book-Entry Security, the meaning specified for “Entitlement Holder” in the Federal Book-Entry Regulations.

“Entitlement Order” has the meaning specified in Section 8-102(a)(8) of the UCC.

“Federal Book-Entry Regulations” means (i) with respect to securities issued by the United States Department of the Treasury, the federal regulations contained in 31 CFR Part 357 and (ii) with respect to any other U.S. Government Obligations, the applicable federal regulations governing the transfer and pledge thereof.

“Financial Asset” has the meaning specified in Section 8-102(a)(9) of the UCC.

“FRB” means the Federal Reserve Bank or, as applicable, a branch thereof.

“FRB Account” means the FRB Member Securities Account maintained in the name of the Securities Intermediary by the FRB.

“FRB Member” means any Person that is eligible to maintain (and that maintains) with the FRB one or more FRB Member Securities Accounts in such Person’s name.

“FRB Member Securities Account” means, in respect of any Person, the Participant’s Securities Account maintained in the name of such Person at the FRB, to which account U.S. Government Obligations held for such Person are or may be credited.

“Holders” has the meaning specified in the recitals hereto.

“Initial Pledged Securities” has the meaning specified in Section 1.3.

“Initial Purchasers” has the meaning specified in the recitals hereto.

“Person” has the meaning specified in Section 1.1 of the Indenture.

“Pledge Agreement” has the meaning specified in the preamble hereto.

“Purchase Agreement” has the meaning specified in the recitals hereto.

“Pledged Securities” has the meaning specified in Section 1.3.

“Pledgor” has the meaning specified in the preamble hereto.

“Secured Obligations” all obligations and liabilities of the Pledgor which may arise under or in connection with this Pledge Agreement, the Indenture or any other instrument, document or agreement related thereto.

“Securities Account” has the meaning specified in Section 8-501(a) of the UCC.

“Securities Intermediary” has the meaning specified in the preamble hereto.

“Security Entitlement” has the meaning specified in Section 8-102(a)(17) of the UCC or, in respect of any Book-Entry Security, has the meaning specified for “Security Entitlement” in the Federal Book-Entry Regulations.

“Settlement Date” means, as to any U.S. Government Obligations, the date on which the purchase of such U.S. Government Obligations shall have been settled.

“Supplement” has the meaning specified in Section 1.3.

“Termination Date” means the earlier of (a) the payment in full in cash of the Collateralized Obligations in accordance with the Indenture and the Debentures and (b) if the Wynn Resorts Obligations are accelerated prior to the payment in full in cash of the Collateralized Obligations pursuant to the Indenture and the Debentures, the payment in full in cash of all Wynn Resorts Obligations.

“Trustee” has the meaning specified in the preamble hereto.

“UCC” means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or priority and for purposes of definitions related to such provisions.

“U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America, the payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by or acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof at any time prior to the stated maturity thereof.

“Wynn Resorts” has the meaning specified in the recitals hereto.

“Wynn Resorts Obligations” means the obligation of Wynn Resorts to repay the principal, premium, if any, interest, fees, expenses or otherwise on the Debentures and each other obligation and liability of Wynn Resorts which may arise under or in connection with the Indenture, the Debentures or any other instrument, document or agreement related thereto.

1.2 Appointment of the Collateral Agent. The Trustee, on behalf of the Holders, hereby appoints the Collateral Agent as its agent for purposes hereof, and authorizes the Collateral Agent to take such actions and to exercise such powers, on the Trustee’s behalf, as are delegated to the Collateral Agent, together with such actions and powers as are reasonably incidental thereto, all in accordance with the terms and conditions set forth herein, and the Collateral Agent hereby accepts such appointment.

1.3 Pledge and Grant of Security Interest. As security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the Secured Obligations, the Pledgor hereby grants to the Collateral Agent for the benefit of the Trustee and the ratable benefit of the Holders a lien on and security interest in all of the Pledgor’s right, title and interest in, to and under the following property: (a) (i) the U.S. Government Obligations identified by CUSIP No. in Schedule I to this Pledge Agreement (the

“Initial Pledged Securities”) and (ii) the U.S. Government Obligations, if any, identified by CUSIP No. in a supplement or supplements to this Pledge Agreement substantially in the form of Exhibit A hereto (each, a “Supplement”) (the “Additional Pledged Securities” and, together with the Initial Pledged Securities, the “Pledged Securities”) and, in each case, the certificates, if any, representing the Pledged Securities and the scheduled payments of principal and interest thereon, (b) the Collateral Account, all Security Entitlements from time to time credited or related to the Collateral Account, all funds held therein and all certificates and instruments, if any, from time to time representing or evidencing the foregoing, (c) all other U.S. Government Obligations purchased from time to time in accordance with this Pledge Agreement (whether pursuant to Section 4 or otherwise) and all certificates and instruments, if any, representing or evidencing such U.S. Government Obligations, and any and all Security Entitlements to such U.S. Government Obligations, (d) all notes, certificates of deposit, deposit accounts, checks and other instruments, if any, from time to time hereafter delivered to or otherwise possessed by the Collateral Agent for or on behalf of the Pledgor, (e) all interest, dividends, cash, instruments and other property, if any, from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Collateral and (f) all proceeds of any and all of the foregoing Collateral (including, without limitation, proceeds that constitute property of the types described in clauses (a) through (e) of this Section 1.3) and, to the extent not otherwise included, all (i) payments under insurance (whether or not the Trustee or the Collateral Agent is the loss payee thereof) or any indemnity, warranty or guaranty, payable by reason of loss or damage to or otherwise with respect to any of the foregoing Collateral and (ii) cash proceeds of any and all of the foregoing Collateral (such property described in clauses (a) through (f) of this Section 1.3 being collectively referred to herein as the “Collateral”). Without limiting the generality of the foregoing, this Pledge Agreement secures the payment of all amounts that constitute part of the Secured Obligations notwithstanding the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the Pledgor.

SECTION 2. Establishment, Maintenance and Control of Collateral Account and Security Entitlements.

(a) Prior to or concurrently with the execution and delivery hereof, the Securities Intermediary shall establish the Collateral Account on its books as a separate account segregated from all other custodial or collateral accounts, at its office at 180 East 5th Street, St. Paul, Minnesota 55101. The parties hereto agree that the Collateral Account constitutes a Securities Account and the Pledgor and the Securities Intermediary will maintain the Collateral Account as a Securities Account. The following provisions shall apply to the establishment, maintenance and control of the Collateral Account and the Financial Assets and Security Entitlements credited or related thereto:

(i)	The Securities Intermediary shall cause the Collateral Account to be, and the Collateral Account shall be, separate from all other accounts maintained by the Securities Intermediary.

(ii)

If at any time the Securities Intermediary receives an Entitlement Order from the Collateral Agent relating to the Collateral Account or any Financial Asset or Security Entitlement credited or related to the Collateral

Account, the Securities Intermediary will comply with such Entitlement Order without further consent by the Pledgor or any other Person. Subject to Sections 2(d), 4 and 5, Securities Intermediary shall not comply with any Entitlement Orders relating to the Collateral Account or any Financial Asset or Security Entitlement credited or related to the Collateral Account from any Person (including, without limitation, the Pledgor) other than the Collateral Agent. If the Pledgor is otherwise entitled to issue Entitlement Orders with respect to the Collateral Account or any Financial Asset or Security Entitlement credited or related to the Collateral Account pursuant to this Pledge Agreement and such Entitlement Orders conflict with any Entitlement Order issued by the Collateral Agent, the Securities Intermediary will follow the Entitlement Orders issued by the Collateral Agent. Until this Pledge Agreement shall terminate in accordance with the terms hereof, Collateral Agent shall have “control” (within the meaning of Section 8-106 of the UCC, including, without limitation, subsection (d)(2) thereof) of the Collateral Account, the Security Entitlements with respect to the Collateral Account and the Financial Assets credited to the Collateral Account.

(iii)	Each of the Pledgor and the Securities Intermediary agrees that it has not and will not execute and deliver, or otherwise become bound by, any agreement under which it agrees with any Person other than Collateral Agent to comply with Entitlement Orders originated by such Person relating to the Collateral Account or any Financial Asset or Security Entitlement credited or related to the Collateral Account. Except for the claims and interests of the Collateral Agent and the Pledgor in the Collateral Account and the Financial Assets and Security Entitlements credited or related to the Collateral Account, neither the Securities Intermediary nor the Pledgor knows of any claim to, or interest in, the Collateral Account or any Financial Asset or Security Entitlement credited or related to the Collateral Account. If either the Securities Intermediary or the Pledgor obtains knowledge that any Person has asserted a Lien, encumbrance or adverse claim against the Collateral Account or any Financial Asset or Security Entitlement credited or related to the Collateral Account, such party will promptly notify the Collateral Agent thereof. In the event that the Securities Intermediary has or subsequently obtains by agreement, operation of law or otherwise a Lien or security interest in the Collateral Account or any Financial Asset or Security Entitlement credited or related to the Collateral Account, the Securities Intermediary agrees that such Lien or security interest shall be subordinate to the Lien and security interest of the Collateral Agent. The Collateral Account and the Financial Assets and Security Entitlements credited or related to the Collateral Account will not be subject to deduction, set-off, banker’s lien or any other right, and the Securities Intermediary shall not grant, permit or consent to any other right or interest in the Collateral, in favor of any Person (including itself) other than the Collateral Agent.

(iv)	All property, including, without limitation, the Pledged Securities and other U.S. Government Obligations purchased in accordance with this Pledge Agreement (whether pursuant to Section 4 or otherwise), delivered to the Securities Intermediary pursuant to this Pledge Agreement shall be promptly credited to the Collateral Account. All securities or other property underlying any Financial Assets credited to the Collateral Account shall be registered in the name of, payable to or to the order of, the Securities Intermediary, indorsed to the Securities Intermediary or in blank or credited to another Securities Account maintained in the name of the Securities Intermediary and in no case will any Financial Asset credited to the Collateral Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor except to the extent the foregoing have been specially indorsed to the Securities Intermediary or in blank. Each item of property (including cash, a security, security entitlement, investment property, instrument or obligation, share, participation, interest or other property whatsoever) credited to the Collateral Account shall be treated as a Financial Asset.

(b) On or prior to (i) the Closing Time and (ii) the relevant Date of Delivery, if any, the Pledgor shall transfer, or cause to be transferred, to the Securities Intermediary, or otherwise purchase, in each case for credit to the Collateral Account, (A) in the case of the Closing Time, the Initial Pledged Securities or (B) in the case of a Date of Delivery, an additional amount in cash to be set forth in the relevant Supplement, which amount shall be sufficient for the Securities Intermediary to purchase the Additional Pledged Securities.

(c) As soon as practicable after receipt of amounts pursuant to Section 2(b)(ii) (and not later than the business day following the relevant Date of Delivery) the Collateral Agent shall instruct the Securities Intermediary to apply such amounts to the purchase of the U.S. Government Obligations listed on the relevant Supplement and credit such U.S. Government Obligations to the Collateral Account as Collateral hereunder. The Securities Intermediary shall ensure that, on any Settlement Date of U.S. Government Obligations, the FRB indicates by book-entry that such U.S. Government Obligations being settled on such date are credited to the FRB Account.

(d) The Securities Intermediary will, from time to time in accordance with Section 4, reinvest the proceeds of Collateral that may mature or be sold as permitted by this Pledge Agreement in such U.S. Government Obligations as it will be directed in writing by the Pledgor, and cause such U.S. Government Obligations to be credited to the Collateral Account as Collateral hereunder. Any such proceeds not so reinvested in U.S. Government Obligations shall be held in cash in the Collateral Account.

SECTION 3. Filing Authorization. Pledgor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in the Office of the Secretary of State of Nevada and any other filing office in the United States any initial financing statements and amendments thereto that (a) contain a description of collateral of an equal or lesser scope as the Collateral described in this Pledge Agreement or any Supplement, but such description may contain greater detail than is contained in this Pledge Agreement or any such Supplement, and (b) contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code as in effect in any applicable jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment therein, including whether the Pledgor is an organization, the type of organization and any organization identification number issued to the Pledgor. The Pledgor agrees to furnish any such information to the Collateral Agent promptly upon request. The Pledgor also ratifies its authorization for the Collateral Agent to have filed in any Uniform Commercial Code jurisdiction any initial financing statements or amendments thereto if filed prior to the date hereof. A photocopy or other reproduction of this Pledge Agreement or any financing statement covering the Collateral or any part thereof shall be sufficient as a financing statement where permitted by law.

SECTION 4. Investing of Amounts in the Collateral Account. The Securities Intermediary shall advise the Collateral Agent and the Pledgor if, at any time, any amounts shall exist in the Collateral Account uninvested, and if directed in writing by the Pledgor, the Securities Intermediary will, subject to the provisions of Section 5 and Section 12;

(a) invest such amounts on deposit in the Collateral Account in such U.S. Government Obligations as the Pledgor may select; and

(b) invest interest paid on the U.S. Government Obligations referred to in clause (a) above, and reinvest other proceeds of any such U.S. Government Obligations that may mature or be sold, in each case in such U.S. Government Obligations as the Pledgor may select. Interest and proceeds that are not invested or reinvested in U.S. Government Obligations as provided above shall be deposited in cash and held in the Collateral Account. Except as otherwise provided in Section 11, neither the Securities Intermediary nor the Collateral Agent shall be liable for any loss in the investment or reinvestment of amounts held in the Collateral Account. Neither the Securities Intermediary nor the Collateral Agent is at any time under any duty to advise or make any recommendation for the purchase, sale, retention or disposition of U.S. Government Obligations. In no event will any investment be made in any U.S. Government Obligations that the Securities Intermediary is unable or unwilling to credit to the Collateral Account.

Notwithstanding the foregoing, after the purchase of any U.S. Government Obligations at the Closing Time or a Date of Delivery, as the case may be, as required by the Indenture, any U.S. Government Obligations thereafter purchased pursuant to this Section 4 shall have maturities consistent with the scheduled interest payment(s) on the Debentures to which the invested proceeds relate.

SECTION 5. Disbursements. The Securities Intermediary shall hold the Collateral in the Collateral Account and release the same, or a portion thereof, only as follows:

(a) Immediately prior to the interest payment date under the Indenture and the Debentures prior to the Termination Date, the Securities Intermediary shall release from the Collateral Account and pay to the Trustee for the benefit of, and payment to, the Holders in accordance with the provisions of the Indenture an amount in cash sufficient to pay the interest due on the Debentures on the applicable interest payment date, and will take any action necessary to provide for the cash payment of the interest on the Debentures to the Holders in accordance with the payment provisions of the Indenture from (and to the extent of) proceeds of such released portion of the Collateral. Nothing in this Section 5 shall affect the Collateral Agent’s rights to apply the Collateral to the payments of amounts due on the Debentures upon acceleration thereof. On the Termination Date, any Collateral remaining in the Collateral Account shall be released hereunder and returned to the Pledgor, in accordance with the terms and provisions hereof.

(b) If, prior to the Termination Date:

(i)	an Event of Default under the Indenture occurs and is continuing and

(ii)	the Trustee or the Holders of 25% in aggregate principal amount of the Debentures accelerate the Debentures by declaring the principal amount of the Debentures to be immediately due and payable in accordance with the provisions of the Indenture, except for the occurrence and continuance of an Event of Default under clause (7) of Section 8.1 of the Indenture, upon which the Debentures will be accelerated automatically pursuant to the Indenture, then the Securities Intermediary, upon instruction by the Collateral Agent, shall promptly release the Collateral from the Collateral Account and transfer the Collateral to the Trustee for the benefit of, and payment to, the Holders of the Debentures as directed by the Collateral Agent in accordance with the provisions of the Indenture. Distributions from the Collateral Account shall be applied, for the ratable benefit of the Holders, as follows:

(x)	first, to any accrued and unpaid interest on the Debentures and

(y)	second, to the extent available, to the repayment of the remaining Wynn Resort Obligations, including the principal amount of the Debentures.

Any surplus of such proceeds held by the Collateral Agent and remaining after payment in full of all of the Secured Obligations shall be paid over to the Pledgor.

(c) If at any time value of the Collateral held in the Collateral Account is less than 100% of the amount sufficient, as calculated by the Pledgor and verified in writing by a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for cash payment in full of the Collateralized Obligations outstanding at such time, the Pledgor shall deposit cash into the Collateral Account in the amount of such deficiency promptly after receipt of such accounts’ written verification.

(d) If at any time the value of the Collateral held in the Collateral Account exceeds 100% of the amount sufficient, as calculated by the Pledgor and verified in writing by a nationally recognized firm of independent public accountants selected by the Pledgor, to provide for cash payment in full of the Collateralized Obligations outstanding at such time, the Securities Intermediary shall promptly release to the Pledgor, at the Pledgor’s written request, accompanied by the written verification prepared by such nationally recognized firm of independent public accountants, any such excess Collateral.

(e) Upon the release of any Collateral from the Collateral Account in accordance with the terms of this Pledge Agreement, the security interest and lien evidenced by this Pledge Agreement in such released Collateral will automatically terminate and be of no further force or effect, and the Collateral Agent shall take such actions as the Pledgor deems necessary or advisable to evidence the release of the Collateral Agent’s security interest in such released portion of the Collateral, at the Pledgor’s expense; provided, that the foregoing shall not affect the security interest and lien on any Collateral not so released.

(f) Except as expressly provided in this Section 5, nothing contained in this Pledge Agreement shall (i) afford the Pledgor any right to issue Entitlement Orders with respect to any Security Entitlement related to the Collateral Account or any Financial Assets credited thereto, or otherwise afford the Pledgor control of any such Security Entitlement or Financial Asset or (ii) otherwise give rise to any rights of the Pledgor with respect to such Security Entitlements, the Collateral Account or any Financial Asset credited thereto, other than the Pledgor’s rights under this Pledge Agreement as the beneficial owner of Collateral pledged to and subject to the “control” (within the meaning of Sections 8-106 and 9-106 of the UCC) of the Collateral Agent.

SECTION 6. Representations and Warranties. The Pledgor hereby represents and warrants to the other parties hereto, as of the date hereof, that:

(a) The execution and delivery by the Pledgor of, and the performance by the Pledgor of its obligations under, this Pledge Agreement will not contravene any provision of applicable law or the articles of organization, operating agreement or equivalent organizational instruments of the Pledgor or any agreement or other instrument binding upon the Pledgor or any of its subsidiaries or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Pledgor or any of its subsidiaries, or result in the creation or imposition of any lien on any assets of the Pledgor, except for the lien and security interests granted under this Pledge Agreement. No consent, approval, authorization or order of, or qualification with, and no notice to or filing with, any governmental body or agency or other third party is required (i) for the performance by the Pledgor of its obligations under this Pledge Agreement, (ii) for the pledge by the Pledgor of the Collateral pursuant to this Pledge Agreement or for the execution, delivery or performance of this Pledge Agreement by the Pledgor, (iii) for the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest), except for the filing of financing and continuation statements under the Uniform Commercial Code of applicable jurisdictions, which financing statements have been delivered pursuant to Section 3 hereof, and the making of any book entries under the Federal Book-Entry Regulations or (iv) except for any such consents, approvals, authorizations or orders required to be obtained by the Collateral Agent (or the Holders) for reasons other than the consummation of this transaction, for the exercise by the Collateral Agent of the rights provided for in this Pledge Agreement or the remedies in respect of the Collateral pursuant to this Pledge Agreement.

(b) The Pledgor is the legal and beneficial owner of the Collateral, free and clear of any Liens or claims of any Person (except for the lien and security interests granted under this Pledge Agreement). No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any public office appropriate for such filings other than the financing statements, if any, to be filed pursuant to this Pledge Agreement.

(c) This Pledge Agreement has been duly authorized, validly executed and delivered by the Pledgor and (assuming the due authorization and valid execution and delivery of this Pledge Agreement by each of the other parties hereto and enforceability of this Pledge Agreement against each of the other parties hereto in accordance with its terms) constitutes a valid and binding agreement of the Pledgor, enforceable against the Pledgor in accordance with its terms, except as (i) the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent conveyance, preference, reorganization, moratorium or similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally, (ii) the availability of equitable remedies may be limited by equitable principles of general applicability and the discretion of the court before which any proceeding therefor may be brought, (iii) the exculpation provisions and rights to indemnification hereunder may be limited by U.S. federal and state securities laws and public policy considerations and (iv) the waiver of rights and defenses contained in Sections 17.11 and 17.15 hereof may be limited by applicable law.

(d) Upon the execution of this Pledge Agreement by all parties hereto, the delivery to the Securities Intermediary of the Collateral in accordance with the terms hereof, and the making of any book entries required under the Federal Book-Entry Regulations, the grant of a security interest in the Collateral securing the payment of the Secured Obligations for the benefit of the Trustee and the Holders will constitute a valid, first priority, perfected security interest in such Collateral (except, with respect to proceeds, only to the extent permitted by Section 9-315 of the UCC), enforceable as such against all creditors of the Pledgor and any Persons purporting to purchase any of the Collateral from the Pledgor other than as permitted by the Indenture.

(e) There are no legal or governmental proceedings pending or, to the best of the Pledgor’s knowledge, threatened to which the Pledgor or any of its subsidiaries is a party or to which any of the properties of the Pledgor or any of its subsidiaries is subject that would adversely affect the power or ability of the Pledgor to perform its obligations under this Pledge Agreement or to consummate the transactions contemplated hereby.

(f) The pledge of the Collateral pursuant to this Pledge Agreement is not prohibited by law or governmental regulation (including, without limitation, Regulations T, U and X of the Board of Governors of the Federal Reserve System) applicable to the Pledgor.

(g) No Event of Default exists.

(h) The Pledgor is a limited liability company duly organized and validly existing under the laws of the State of Nevada and the Pledgor is not organized under the laws of any other jurisdiction. The Pledgor’s name as it appears in official filings in the State of Nevada is “Wynn Resorts Funding, LLC”. The Pledgor’s organizational identification number issued by the State of Nevada is LLC9574-03.

SECTION 7. Further Assurances. The Pledgor will, promptly upon the request by the Collateral Agent (which request the Collateral Agent may submit at the direction of the Trustee), execute and deliver or cause to be executed and delivered, or use commercially reasonable efforts to procure, all assignments, instruments and other documents, deliver any instruments to the Collateral Agent and take any other actions that are necessary or desirable to perfect, continue the perfection of, or protect the first priority of the Collateral Agent’s security interest in and to the Collateral, to protect the Collateral against the rights, claims or interests of third Persons (other than any such rights, claims or interests created by or arising through the Collateral Agent) or to effect the purposes of this Pledge Agreement. The Pledgor will promptly pay all costs incurred in connection with any of the foregoing within 45 days of receipt of an invoice therefor. The Pledgor also agrees, whether or not requested by the Collateral Agent, to use commercially reasonable efforts to perfect or continue the perfection of, or to protect the first priority of, the Collateral Agent’s security interest in and to the Collateral, and to protect the Collateral against the rights, claims or interests of third Persons (other than any such rights, claims or interests created by or arising through the Collateral Agent).

SECTION 8. Covenants. The Pledgor covenants and agrees with the Collateral Agent, Trustee and the Holders that from and after the date of this Pledge Agreement until the Termination Date:

(a) it will not (i) (and will not purport to) sell or otherwise dispose of, or grant any option or warrant with respect to, any of the Collateral or (ii) create or permit to exist any Lien on or with respect to any of the Collateral (except for the liens and security interests granted under this Pledge Agreement) and at all times will be the sole beneficial owner of the Collateral;

(b) it will not (i) enter into any agreement or understanding that restricts or inhibits or purports to restrict or inhibit the Trustee’s or the Collateral Agent’s rights or remedies hereunder, including, without limitation, the Collateral Agent’s right to sell or otherwise dispose of the Collateral or (ii) fail to pay or discharge any tax, assessment or levy of any nature with respect to its beneficial interest in the Collateral not later than three business days prior to the date of any proposed sale under any judgment, writ or warrant of attachment with respect to the Collateral;

(c) it will maintain its jurisdiction of organization in the State of Nevada, or upon 30 days’ prior written notice to the Collateral Agent, in another jurisdiction where all actions required by Sections 3 and 7 have been taken with respect to the Collateral;

(d) it will execute and deliver on or prior to any Date of Delivery, a Supplement to this Pledge Agreement, and take such other actions as shall be necessary to grant to the Collateral Agent, for the benefit of the Trustee and the ratable benefit of the Holders, a valid security interest in the Additional Pledged Securities and the related Security Entitlements; and

(e) it will not, and acknowledges that it is not authorized to, file any financing statement or amendment or termination statement with respect to any financing statement in connection with the Collateral without the prior written consent of Collateral Agent, subject to the Pledgor’s rights under Section 9-509(d)(2) of the UCC.

SECTION 9. Power of Attorney; Agent May Perform.

(a) Subject to the terms of this Pledge Agreement, the Pledgor hereby appoints and constitutes the Collateral Agent as the Pledgor’s attorney-in-fact (with full power of substitution) to exercise to the fullest extent permitted by law all of the following powers upon and at any time after the occurrence and during the continuance of an Event of Default:

(i)	collection of proceeds of any Collateral;

(ii)	conveyance of any item of Collateral to any purchaser thereof;

(iii)	giving of any notices or recording of any liens hereunder; and

(iv)	paying or discharging taxes or liens levied or placed upon the Collateral, the legality or validity thereof and the amounts necessary to discharge the same to be determined by the Collateral Agent in its sole reasonable discretion, and such payments made by the Collateral Agent to become part of the Obligations secured hereby, due and payable immediately upon demand. The Collateral Agent’s authority under this Section 9 shall include, without limitation, the authority to endorse and negotiate any checks or instruments representing proceeds of Collateral in the name of the Pledgor, execute and give receipt for any certificate of ownership or any document constituting Collateral, transfer title to any item of Collateral, sign the Pledgor’s name on all financing statements (to the extent permitted by applicable law) or any other documents necessary or appropriate to preserve, protect or perfect the security interest in the Collateral and to file the same, prepare, file and sign the Pledgor’s name on any notice of lien (to the extent permitted by applicable law), and to take any other actions arising from or necessarily incident to the powers granted to the Trustee or the Collateral Agent in this Pledge Agreement. This power of attorney is coupled with an interest and is irrevocable by the Pledgor.

(b) If the Pledgor fails to perform any agreement contained herein, the Collateral Agent may, but is not obligated to, after providing to the Pledgor notice of such failure and five business days to effect such performance, itself perform, or cause performance of, such agreement, and the expenses of the Collateral Agent incurred in connection therewith shall be payable by the Pledgor under Section 13.

SECTION 10. No Assumption of Duties; Reasonable Care. The rights and powers granted to the Collateral Agent and the Securities Intermediary hereunder are being granted in order to preserve and protect the security interest of the Collateral Agent for the benefit of the Trustee and the Holders in and to the Collateral granted hereby and shall not be interpreted to, and shall not impose any duties on, the Collateral Agent or the Securities Intermediary in connection therewith other than those expressly provided herein or imposed under applicable law. Except as provided by applicable law or by the Indenture, the Collateral Agent and the Securities Intermediary shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Collateral Agent or the Securities Intermediary, as

applicable, accords similar property held by the Collateral Agent or the Securities Intermediary for similar accounts, it being understood that the Collateral Agent and the Securities Intermediary:

(a) may consult with counsel of its selection and the advice of such counsel or any opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon; and

(b) shall not have any responsibility for

(i)	ascertaining or taking action with respect to calls, conversions, exchanges, maturities or other matters relative to any Collateral, whether or not the Collateral Agent or the Securities Intermediary has or is deemed to have knowledge of such matters,

(ii)	taking any necessary steps for the existence, enforceability or perfection of any security interest of the Collateral Agent or to preserve rights against any parties with respect to any Collateral or

(iii)	except as otherwise set forth in Section 4, investing or reinvesting any of the Collateral.

Notwithstanding anything to the contrary contained in this Agreement, the Indenture, the Debentures or any other document, instrument or agreement related thereto, in no event shall the Collateral Agent or the Securities Intermediary be liable for the existence, validity, enforceability or perfection of any security interest of the Collateral Agent, or for special indirect or consequential damages or lost profits or loss of business, arising in connection with this Pledge Agreement.

SECTION 11. Indemnity; Limitation of Liability.

(a) No claim shall be made by the Pledgor against the Collateral Agent, the Securities Intermediary, the Trustee or the Holders or any of their Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Pledge Agreement, the Indenture or any other instrument, document or agreement related thereto or any act or omission or event occurring in connection therewith and the Pledgor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

(b) The Pledgor shall fully indemnify, hold harmless and defend the Collateral Agent and the Securities Intermediary and their respective directors and officers from and against any and all claims, losses, actions, obligations, liabilities and expenses, including reasonable defense costs, reasonable investigative fees and costs, and reasonable legal fees, expenses, and damages arising from the Collateral Agent’s appointment and performance as Collateral Agent under this Pledge Agreement or the Securities Intermediary’s appointment and performance as Securities

Intermediary under this Pledge Agreement, as applicable, except to the extent that such claim, action, obligation, liability or expense is directly caused by the bad faith, gross negligence or willful misconduct of such indemnified person. The provisions of this Section 11 shall survive termination of this Pledge Agreement and the resignation and removal of the Collateral Agent or the Securities Intermediary.

SECTION 12. Remedies upon Event of Default. Subject to Section 5(b), if any Event of Default under the Indenture shall have occurred and be continuing and the Debentures shall have been accelerated in accordance with the provisions of the Indenture:

(a) The Collateral Agent shall have, in addition to all other rights given by applicable law or in equity or by this Pledge Agreement or the Indenture, all of the rights and remedies with respect to the Collateral of a secured party upon default under the UCC (whether or not the UCC applies to the affected Collateral) at that time. In addition, with respect to any Collateral that shall then be in or shall thereafter come into the possession or custody of the Collateral Agent, the Collateral Agent may, and at the written direction of the Trustee shall, appoint a broker or other expert to sell or cause the same to be sold at any broker’s board or at public or private sale, in one or more sales or lots, at such price or prices such broker or other expert may deem commercially reasonable, for cash or on credit or for future delivery. The purchaser of any or all Collateral so sold shall thereafter hold the same absolutely, free from any claim, encumbrance or right of any kind whatsoever created by or through the Pledgor. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, insurance companies, commercial finance companies, or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Any requirements of reasonable notice shall be met if notice of the time and place of any public sale or the time after which any private sale is to be made is given to the Pledgor as provided in Section 17.1 hereof at least ten days before the time of the sale or disposition. The Collateral Agent or any Holder may, in its own name or in the name of a designee or nominee, buy any of the Collateral at any public sale and, if permitted by applicable law, at any private sale. The Collateral Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. All expenses (including court costs and reasonable attorneys’ fees, expenses and disbursements) of, or incident to, the enforcement of any of the provisions hereof shall be recoverable from the proceeds of the sale or other disposition of the Collateral.

(b) The Pledgor agrees to use its reasonable best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Collateral pursuant to this Section 12 valid and binding and in compliance with any and all other applicable requirements of law. The Pledgor further agrees that a breach of any of the covenants contained in this Section 12 will cause irreparable injury to the Trustee and the Holders, that the Trustee and the Holders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 12 shall be specifically enforceable against the Pledgor, and the Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.

(c) All cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Collateral Agent, be held by the Collateral Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Collateral Agent or the Trustee pursuant to Section 13) by the Collateral Agent for the ratable benefit of the Holders first against any accrued and unpaid interest on the Debentures and thereafter against the remaining Secured Obligations. Any surplus of such cash or cash proceeds held by the Collateral Agent and remaining after payment in full in cash of all of the Secured Obligations shall be paid over to the Pledgor.

(d) The Collateral Agent may, but is not obligated to, exercise any and all rights and remedies of the Pledgor in respect of the Collateral.

(e) Subject to and in accordance with the terms of this Pledge Agreement, all payments received by the Pledgor in respect of the Collateral shall be received in trust for the benefit of the Collateral Agent, shall be segregated from other funds of the Pledgor and shall be forthwith paid over to the Collateral Agent in the same form as so received (with any necessary endorsement).

(f) The Collateral Agent may, without notice to the Pledgor except as required by law and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Secured Obligations against the Collateral Account or any part thereof.

(g) The Pledgor shall cease to be entitled to direct the investment of amounts held in the Collateral Account under Section 4 hereof and the Securities Intermediary shall not accept any direction from the Pledgor to invest amounts held in the Collateral Account.

SECTION 13. Fees and Expenses. The Pledgor agrees to pay to the Collateral Agent the fees as may be agreed upon from time to time in writing. The Pledgor will promptly upon demand pay to the Trustee and the Collateral Agent the amount of any and all expenses, including, without limitation, the reasonable fees, expenses and disbursements of counsel, experts and agents retained by the Trustee and the Collateral Agent, that the Trustee and the Collateral Agent may incur in connection with

(a) the review, negotiation and administration of this Pledge Agreement;

(b) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral;

(c) the exercise or enforcement of any of the rights of the Collateral Agent, the Trustee and the Holders hereunder; or

(d) the failure by the Pledgor to perform or observe any of the provisions hereof.

SECTION 14. Security Interest Absolute. All rights of the Collateral Agent, the Trustee and the Holders hereunder, and all obligations of the Pledgor hereunder, shall be absolute and unconditional irrespective of:

(a) any lack of validity or enforceability of the Indenture or any other agreement or instrument relating thereto;

(b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Secured Obligations or the Wynn Resorts Obligations, or any other amendment or waiver of or any consent to any departure from the Indenture;

(c) any exchange, surrender, release or non-perfection of any Liens on any other collateral for all or any of the Secured Obligations or the Wynn Resorts Obligations;

(d) any change, restructuring or termination of the limited liability company structure or the existence of the Pledgor or any of its subsidiaries;

(e) to the extent permitted by applicable law, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Pledgor in respect of the Secured Obligations or of this Pledge Agreement (other than payment in full of the Secured Obligations); or

(f) any manner of application of other collateral, or proceeds thereof, to all or any item of the Secured Obligations or the Wynn Resorts Obligations, or any manner of sale or other disposition of any item of Collateral for all or any of the Secured Obligations or the Wynn Resorts Obligations.

SECTION 15. Securities Intermediary’s Representations, Warranties and Covenants. The Securities Intermediary represents and warrants that it is as of the date hereof, and it agrees that for so long as it maintains the Collateral Account pursuant to this Pledge Agreement, it shall be a “securities intermediary” (as such term is defined in Section 8-102(a)(14) of the UCC or, in respect of any Book-Entry Security, in the Federal Book-Entry Regulations) and a FRB Member. In furtherance of the foregoing, the Securities Intermediary hereby:

(a) represents and warrants that it is a commercial bank that in the ordinary course of its business maintains Securities Accounts for others and is acting in that capacity hereunder and with respect to the Collateral Account and the Financial Assets and Security Entitlements credited or related thereto;

(b) represents and warrants that it maintains the FRB Account with the FRB;

(c) agrees that the Collateral Account shall be an account to which Financial Assets may be credited, and undertakes to treat the Pledgor as the Entitlement Holder in respect of the Collateral Account and the Financial Assets and Security Entitlements credited or related thereto and shall so note in its records pertaining to the Collateral Account and such Financial Assets and Security Entitlements;

(d) represents that, subject to applicable law, it has not granted, and covenants that so long as it acts as a Securities Intermediary hereunder it shall not grant, control (including without limitation, securities control) over or with respect to any Collateral credited to the Collateral Account from time to time to any other Person other than the Collateral Agent;

(e) covenants that it shall not, subject to applicable law, knowingly take any action inconsistent with, and represents and covenants that it is not and so long as this Pledge Agreement remains in effect will not knowingly become, party to any agreement the terms of which are inconsistent with, the provisions of this Pledge Agreement;

(f) agrees that any item of property credited to the Collateral Account shall be treated as a Financial Asset;

(g) agrees that any item of Collateral credited to the Collateral Account shall not be subject to any security interest, lien or right of set-off in favor of Securities Intermediary, except as may be expressly permitted under the Indenture and this Pledge Agreement; and

(h) agrees to maintain the Collateral Account as a Securities Account and maintain appropriate books and records in respect thereof in accordance with its usual procedures and subject to the terms of this Pledge Agreement.

SECTION 16. Securities Intermediary’s Jurisdiction. The parties hereby agree that the Securities Intermediary’s jurisdiction as “securities intermediary” for purposes of Section 8-110(e) of the UCC and Section 357.11 of the Federal Book-Entry Regulations as they pertain to this Pledge Agreement, the Collateral Account and the Security Entitlements relating thereto, shall be the State of New York.

SECTION 17. Miscellaneous Provisions.

17.1 Notices. All notices required or permitted under the terms and provisions hereof shall be in writing, and any such notice shall be effective if given in accordance with the provisions of Section 14.2 of the Indenture. Notices to the Pledgor or the Trustee may be given at the address set forth in Section 14.2 of the Indenture. Notices to the Collateral Agent or the Securities Intermediary may be given at the same address as set forth in Section 14.2 of the Indenture with respect to the Trustee.

17.2 No Adverse Interpretation of Other Agreements. This Pledge Agreement may not be used to interpret another pledge, security or debt agreement of the Pledgor or any subsidiary thereof. No such pledge, security or debt agreement (other than the Indenture) may be used to interpret this Pledge Agreement.

17.3 Severability. The provisions of this Pledge Agreement are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Pledge Agreement in any jurisdiction.

17.4 Headings. The headings in this Pledge Agreement have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

17.5 Counterpart Originals. This Pledge Agreement may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

17.6 Benefits of Pledge Agreement. Nothing in this Pledge Agreement, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, and the Holders, any benefit or any legal or equitable right, remedy or claim under this Pledge Agreement.

17.7 Amendments, Waivers and Consents. Any amendment or waiver of any provision of this Pledge Agreement and any consent to any departure by any party hereto or from any provision of this Pledge Agreement shall be effective only if made or duly given in compliance with all of the terms and provisions of the Indenture, and no party hereto shall be deemed, by any act, delay, indulgence, omission or otherwise, to have waived any right or remedy hereunder or to have acquiesced in any default or Event of Default or in any breach of any of the terms and conditions hereof. Failure by any party hereto to exercise, or delay in exercising, any right, power or privilege hereunder shall not preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any party hereto of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such party would otherwise have on any future occasion. The Collateral Agent and the Trustee may refuse to sign any amendment hereof authorized or permitted pursuant to Article 13 of the Indenture if such amendment adversely affects their rights, duties, liabilities or immunities. In signing or refusing to sign such amendment, the Collateral Agent and the Trustee shall be entitled to receive and, subject to Section 10 and 17.12, shall be fully protected in relying upon, an opinion of counsel stating that such amendment is authorized or permitted by the Indenture. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

17.8 Amendments of Obligations. If the Collateral Agent, the Trustee or the Holders shall at any time or from time to time, with or without the consent of, or notice to, the Pledgor:

(a) change or extend the manner, place or terms of payment of, or renew or alter all or any portion of, the Secured Obligations or the Wynn Resorts Obligations;

(b) take any action under or in respect of the Indenture, the Debentures or the other agreements, documents and instruments related thereto in the exercise of any remedy, power or privilege contained therein or available at law, equity or otherwise, or waive or refrain from exercising any such remedies, power or privileges;

(c) amend or modify, in any manner whatsoever, the Indenture, the Debentures or the other agreements, documents and instruments related thereto;

(d) extend or waive the time for Wynn Resorts’ or any other Person’s performance of, or compliance with, any term, covenant or agreement on its part to be performed or observed under the Indenture, the Debentures or the other agreements, documents and instruments related thereto, or waive such performance or compliance or consent to a failure of, or departure from, such performance or compliance;

(e) take and hold security or collateral for the payment of the Secured Obligations or the Wynn Resorts Obligations, or sell, exchange, release, dispose of, or otherwise deal with, any property pledged, mortgaged or conveyed, or in which the Collateral Agent has been granted a lien, to secure any indebtedness of Wynn Resorts, the Pledgor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto to the Collateral Agent;

(f) release or limit the liability of anyone who may be liable in any manner for the payment of any amounts owed by Wynn Resorts, the Pledgor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto to Collateral Agent;

(g) modify or terminate the terms of any intercreditor or subordination agreement pursuant to which claims of other creditors of Wynn Resorts, the Pledgor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto are subordinated to the claims of the Collateral Agent; or

(h) apply any sums by whomever paid or however realized to any amounts owing by Wynn Resorts, the Pledgor or any other Person party to the Indenture, the Debentures or the other agreements, documents and instruments related thereto to the Collateral Agent in such manner as the Collateral Agent shall determine in its discretion;

then, neither the Collateral Agent nor the Trustee nor any Holder shall incur any liability to the Pledgor pursuant hereto as a result thereof and no such action shall impair or release the obligations of the Pledgor under this Pledge Agreement.

17.9 Continuing Security Interest; Termination.

(a) This Pledge Agreement shall create a continuing first priority perfected security interest in and to the Collateral and shall, unless otherwise provided in the Indenture or in this Pledge Agreement, remain in full force and effect until the Termination Date. This Pledge Agreement shall be binding on the parties hereto and their respective transferees, successors and assigns, and shall inure, together with the rights and remedies of the Trustee and the Collateral Agent hereunder, to the benefit of the parties hereto and their respective successors, transferees and assigns. Without limiting the generality of the foregoing, the Holders may assign or otherwise transfer the Debentures or other evidence of indebtedness held by them to any other Person to the extent permitted by the Indenture, and such other Person shall thereupon become vested with all or an appropriate part of the benefits in respect thereof granted to the Holders herein or otherwise.

(b) On the Termination Date, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Pledgor. At such time, the Securities Intermediary shall act in accordance with the Pledgor’s instructions with respect to the Collateral hereunder that has not been sold, disposed of, retained or applied by the Collateral Agent in accordance with the terms of this Pledge Agreement and the Indenture and execute and deliver to the Pledgor such documents as the Pledgor shall reasonably request to evidence such termination. Any such actions requested by the Pledgor shall be without warranty by or recourse to the Collateral

Agent, the Securities Intermediary or the Trustee, except as to the absence of any liens on the Collateral created by or arising through the Collateral Agent, the Securities Intermediary or the Trustee, and shall be at the reasonable expense of the Pledgor.

17.10 Survival Provisions. All representations, warranties and covenants contained herein shall survive the execution and delivery of this Pledge Agreement, and shall terminate only upon the termination of this Pledge Agreement. The obligations of the Pledgor under Sections 11 and 13 and the obligations of the Collateral Agent and the Securities Intermediary under Section 17.9(b) hereof shall survive the termination of this Pledge Agreement.

17.11 Waivers. The Pledgor waives presentment and demand for payment of any of the Secured Obligations, protest and notice of dishonor or default with respect to any of the Secured Obligations, and all other notices to which the Pledgor might otherwise be entitled, except as otherwise expressly provided herein or in the Indenture.

17.12 Authority of the Collateral Agent.

(a) The Collateral Agent shall have and be entitled to exercise all powers hereunder that are specifically granted to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent may perform any of its duties hereunder or in connection with the Collateral by or through agents or attorneys, shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder and shall be entitled to retain counsel and to act in reliance upon the advice of counsel concerning all such matters. Except as otherwise expressly provided in this Pledge Agreement or the Indenture, neither the Collateral Agent nor any director, officer, employee, attorney or agent of the Collateral Agent shall be liable to the Pledgor for any action taken or omitted to be taken by the Collateral Agent hereunder, except for its own bad faith, gross negligence or willful misconduct, and the Collateral Agent shall not be responsible for the validity, effectiveness or sufficiency hereof or of any document or security furnished pursuant hereto. The Collateral Agent and its directors, officers, employees, attorneys and agents shall be entitled to rely conclusively on any communication, instrument or document believed by it or them to be genuine and correct and to have been signed or sent by the proper Person or Persons. The Collateral Agent shall have no duty to cause any financing statement or continuation statement to be filed in respect of the Collateral.

(b) The Pledgor acknowledges that the rights and responsibilities of the Collateral Agent under this Pledge Agreement with respect to any action taken by the Collateral Agent or the exercise or non-exercise by the Collateral Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Pledge Agreement shall, as between the Collateral Agent and the Holders, be governed by the Indenture and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Collateral Agent and the Pledgor, the Collateral Agent shall be conclusively presumed to be acting as agent for the Trustee and the Holders with full and valid authority so to act or refrain from acting, and the Pledgor shall not be obligated or entitled to make any inquiry respecting such authority.

17.13 Final Expression. This Pledge Agreement, together with the Indenture and any other agreement executed among the parties to this Agreement in connection herewith, is intended by the parties as a final expression of this Pledge Agreement and is intended as a complete and exclusive statement of the terms and conditions thereof.

17.14 Rights of Holders. No Holder shall have any independent rights hereunder other than those rights granted to individual Holders pursuant to the Indenture; provided, that nothing in this subsection shall limit any rights granted to the Trustee under the Debentures or the Indenture.

17.15 GOVERNING LAW; SUBMISSION TO JURISDICTION; WAIVER OF JURY TRIAL; WAIVER OF DAMAGES.

(a) THIS PLEDGE AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTEREST GRANTED HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY DISPUTE ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN THE PLEDGOR, THE TRUSTEE, THE COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY IN CONNECTION WITH THIS PLEDGE AGREEMENT, WHETHER ARISING IN CONTRACT, TORT, EQUITY OR OTHERWISE, SHALL BE RESOLVED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT, IF ANY, OTHERWISE PROVIDED IN THE APPLICABLE FEDERAL BOOK-ENTRY REGULATIONS. NOTWITHSTANDING THE FOREGOING, THE MATTERS IDENTIFIED IN SECTION 9-305(a)(3) OF THE UCC WILL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

(b) THE PLEDGOR HEREBY WAIVES PERSONAL SERVICE OF PROCESS IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS PLEDGE AGREEMENT AND FOR ACTIONS BROUGHT UNDER THE U.S. FEDERAL OR STATE SECURITIES LAWS BROUGHT IN ANY FEDERAL OR STATE COURT LOCATED IN THE CITY OF NEW YORK (EACH A “NEW YORK COURT”) AND CONSENTS THAT ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING SHALL BE MADE BY REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO THE PLEDGOR AT THE ADDRESS INDICATED IN SECTION 17.1. EACH OF THE PARTIES HERETO SUBMITS TO THE JURISDICTION OF ANY NEW YORK COURT AND TO THE COURTS OF ITS CORPORATE DOMICILE WITH RESPECT TO ANY ACTIONS BROUGHT AGAINST IT AS DEFENDANT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THE PLEDGOR, THE TRUSTEE, THE

COLLATERAL AGENT AND THE SECURITIES INTERMEDIARY IN CONNECTION WITH THIS PLEDGE AGREEMENT, AND EACH OF THE PARTIES HERETO WAIVES ANY OBJECTION THAT IT MAY HAVE TO THE LAYING OF VENUE, INCLUDING ANY PLEADING OF FORUM NON CONVENIENS, WITH RESPECT TO ANY SUCH ACTION AND WAIVES ANY RIGHT TO WHICH IT MAY BE ENTITLED ON ACCOUNT OF PLACE OF RESIDENCE OR DOMICILE.

(c) THE PLEDGOR AGREES THAT THE COLLATERAL AGENT SHALL, IN THE NAME AND ON BEHALF OF THE TRUSTEE OR ANY HOLDER, HAVE THE RIGHT, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TO PROCEED AGAINST THE PLEDGOR OR THE COLLATERAL IN A COURT IN ANY LOCATION REASONABLY SELECTED IN GOOD FAITH (AND HAVING PERSONAL OR IN REM JURISDICTION OVER THE PLEDGOR OR THE COLLATERAL, AS THE CASE MAY BE) TO ENABLE THE COLLATERAL AGENT TO REALIZE ON SUCH COLLATERAL, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER ENTERED IN FAVOR OF THE TRUSTEE. THE PLEDGOR AGREES THAT IT WILL NOT ASSERT ANY COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS IN ANY PROCEEDING BROUGHT BY THE COLLATERAL AGENT TO REALIZE ON SUCH PROPERTY OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE COLLATERAL AGENT, EXCEPT FOR SUCH COUNTERCLAIMS, SETOFFS OR CROSSCLAIMS WHICH, IF NOT ASSERTED IN ANY SUCH PROCEEDING, COULD NOT OTHERWISE BE BROUGHT OR ASSERTED.

(d) THE PLEDGOR AGREES THAT NEITHER ANY HOLDER NOR (EXCEPT AS OTHERWISE PROVIDED IN THIS PLEDGE AGREEMENT OR THE INDENTURE) ANY OTHER PARTY TO THIS PLEDGE AGREEMENT SHALL HAVE ANY LIABILITY TO THE PLEDGOR (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) FOR LOSSES SUFFERED BY THE PLEDGOR IN CONNECTION WITH, ARISING OUT OF, OR IN ANY WAY RELATED TO, THE TRANSACTIONS CONTEMPLATED AND THE RELATIONSHIP ESTABLISHED BY THIS PLEDGE AGREEMENT, OR ANY ACT, OMISSION OR EVENT OCCURRING IN CONNECTION THEREWITH, UNLESS IT IS DETERMINED BY A FINAL AND NONAPPEALABLE JUDGMENT OF A COURT THAT IS BINDING ON SUCH PERSON THAT SUCH LOSSES WERE THE RESULT OF ACTS OR OMISSIONS ON THE PART OF SUCH PERSON CONSTITUTING BAD FAITH, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(e) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PLEDGOR WAIVES THE POSTING OF ANY BOND OTHERWISE REQUIRED OF THE TRUSTEE, THE COLLATERAL AGENT OR ANY HOLDER IN CONNECTION WITH ANY JUDICIAL PROCESS OR PROCEEDING TO ENFORCE ANY JUDGMENT OR OTHER COURT ORDER PERTAINING TO THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT ENTERED IN FAVOR OF THE TRUSTEE, THE COLLATERAL AGENT OR ANY HOLDER, OR TO ENFORCE BY SPECIFIC PERFORMANCE, TEMPORARY RESTRAINING ORDER OR PRELIMINARY OR PERMANENT INJUNCTION, THIS PLEDGE AGREEMENT OR ANY RELATED AGREEMENT OR DOCUMENT BETWEEN THE PLEDGOR, ON THE ONE HAND, AND

THE TRUSTEE, THE COLLATERAL AGENT AND/OR THE HOLDERS, ON THE OTHER HAND.

17.16 Effectiveness. This Pledge Agreement shall become effective upon the effectiveness of the Indenture.

IN WITNESS WHEREOF, the Pledgor, the Trustee, the Securities Intermediary and the Collateral Agent have each caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

WYNN RESORTS FUNDING, LLC,
a Nevada limited liability company, as the Pledgor

By:	Wynn Resorts, Limited, a Nevada Corporation, its sole member and control manager

By:	/s/ RONALD J. KRAMER
Name: Ronald J. Kramer
Title: President

U.S. BANK NATIONAL ASSOCIATION, as the Trustee, the Collateral Agent and the Securities Intermediary

By:	/s/ FRANK P. LESLIE III
Name: Frank P. Leslie III
Title: Vice President

[Signature Page – Collateral Pledge and Security Agreement]